UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): February 27, 2006

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Nov ’05	Dec ’05	Jan ’06
Process Management	+10 to +15	+5	+10
Industrial Automation	+5 to +10	+5 to +10	+5 to +10
Network Power	+15 to +20	>20+	>20+
Climate Technologies	>20+	+15 to +20	+10 to +15
Appliance and Tools	+5 to +10	+5	+5
Total Emerson	+10 to +15	+10 to +15	+10 to +15

January 2006 Order Comments:

Orders growth remained strong as three of the five business segments generated double-digit growth for the three months ended in January. Unfavorable currency exchange rates reduced orders by nearly 3 percentage points.

Process Management orders strengthened as this business continues to win large projects and experience growth across the valve, measurement, and systems businesses.

Orders for Industrial Automation were led by continued capital spending and industrial demand in North America. The growth for this segment was led by the power generating alternator business.

Network Power orders continued at high levels due to strong growth from both the power systems business and the embedded power business. Geographically the growth was driven by demand in the United States and Asia.

Orders for Climate Technologies remained strong as the residential air-conditioning business made the final transition from 10 SEER to 13 SEER on January 23rd.

Appliance and Tools segment orders remained solid with growth led by the professional tools and the storage businesses.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 27, 2006	By:	/s/ H. M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary

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